                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                               THE LIMITED, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:

              [LETTERHEAD OF DAVIS POLK & WARDWELL APPEARS HERE]




                                       April 14, 1999


Re:    The Limited, Inc.

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

Ladies and Gentlemen:

       Pursuant to the Securities Act of 1934, as amended, please find enclosed for filing via electronic submission on behalf of The Limited, Inc. ("The Limited"), a Schedule 14A relating to its Definitive Proxy Statement dated April 14, 1999.

       If you have any questions or comments relating to the enclosed filing, please do not hesitate to call the undersigned at (212)450-4669, T.A. McKinney at (212)450-6204 or David Caplan of this office at (212)450-4156.

                                       Very truly yours,

                                       /s/ Craig Nemiroff

                                       Craig Nemiroff

                   [LOGO OF THE LIMITED, INC. APPEARS HERE]

                                                                 April 14, 1999

Dear Stockholder:

  You are cordially invited to attend our 1999 annual meeting of stockholders to be held at 9:00 a.m., Eastern Daylight Time, on May 17, 1999, at our offices located at Three Limited Parkway, Columbus, Ohio. Our Investor Relations telephone number is (614) 415-7076 should you require assistance in finding the location of the meeting. The formal Notice of Annual Meeting of Stockholders and Proxy Statement are attached. I hope that you will be able to attend and participate in the meeting, at which time I will have the opportunity to review the business and operations of The Limited.

  The matters to be acted upon by our stockholders are discussed in the Notice of Annual Meeting of Stockholders. It is important that your shares be represented and voted at the meeting. Accordingly, after reading the attached Proxy Statement, would you kindly sign, date and return the enclosed proxy card or vote by telephone or by Internet as described on the enclosed proxy card. Your vote is important regardless of the number of shares you own.

                                          Sincerely yours,
                                          /s/ Leslie H. Wexner
                                          Leslie H. Wexner
                                          Chairman of the Board

                   [LOGO OF THE LIMITED, INC. APPEARS HERE]

                               ----------------

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                 May 17, 1999

                                                                 April 14, 1999

To our Stockholders:

  We are pleased to invite you to attend our 1999 annual meeting of stockholders to:

    .Elect four directors to serve for terms of three years.

    .Transact such other business as may properly come before the meeting.

  Stockholders of record at the close of business on March 26, 1999 may vote at the meeting.

  Your vote is important. This year, stockholders of record can give proxies by calling a toll-free telephone number, by using the Internet or by mailing their signed proxy cards. Whether or not you plan to attend the meeting, please vote by telephone or Internet or sign, date and return the enclosed proxy card in the envelope provided. Instructions are included on your proxy card. You may change your vote by submitting a later dated proxy (including a proxy via telephone or the Internet) or by attending the meeting and voting in person.

                                          By Order of the Board of Directors
                                          /s/ Leslie H. Wexner
                                          Leslie H. Wexner
                                          Chairman of the Board

                       PROXY STATEMENT TABLE OF CONTENTS

Information About the Annual Meeting and Voting.............................   2
Election of Directors.......................................................   4
Nominees and directors......................................................   4
Information concerning the Board of Directors...............................   6
Committees of the Board of Directors........................................   6
Security ownership of directors and management..............................   8
Certain relationships and related transactions..............................   9
Executive Compensation......................................................  11
Summary compensation table..................................................  11
Long-term incentive plan awards.............................................  13
Stock options...............................................................  13
Compensation of directors...................................................  14
Employment agreements with certain executive officers.......................  15
Section 16(a) beneficial ownership reporting compliance.....................  15
Report of the Compensation Committee........................................  16
Compensation philosophy.....................................................  16
Principal compensation elements.............................................  16
CEO compensation............................................................  18
Stockholder Return Graph....................................................  20
Share Ownership of Principal Stockholders...................................  21
Independent Public Accountants..............................................  21
Other Matters...............................................................  22
Stockholder Proposals.......................................................  22
Solicitation Expenses.......................................................  22

                INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

  The Board of Directors of The Limited, Inc. is soliciting your proxy to vote at our 1999 annual meeting of stockholders (or at any adjournment of the meeting). This proxy statement summarizes the information you need to know to vote at the meeting. "We", "our", "The Limited", and the "Company" refer to The Limited, Inc.

  We began mailing this proxy statement and the enclosed proxy card on or about April 14, 1999 to all stockholders entitled to vote. The Limited 1998 Annual Report, which includes our financial statements, is being sent with this proxy statement.

Date, time and place of meeting

  Date:  May 17, 1999

  Time:  9:00 a.m., Eastern Daylight Time

  Place: Three Limited Parkway
         Columbus, Ohio

Shares entitled to vote

  Stockholders entitled to vote are those who owned The Limited common stock (which we refer to throughout this proxy statement as "Common Stock") at the close of business on the record date, March 26, 1999. As of the record date, there were 228,165,712 shares of Common Stock outstanding. Each share of Common Stock that you own entitles you to one vote.

Voting your proxy

  Whether or not you plan to attend the annual meeting, we urge you to vote. This year, stockholders of record can give proxies by calling a toll-free telephone number, by using the Internet or by mailing their signed proxy cards. The telephone and Internet voting procedures are designed to authenticate stockholders' identities, to allow stockholders to give their voting instructions and to confirm that stockholders' instructions have been recorded properly. If you are voting by mail, please complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. If you are voting by telephone or the Internet, please use the telephone or Internet voting procedures set forth on the enclosed proxy card. Returning the proxy card or voting via telephone or the Internet will not affect your right to attend the meeting and vote.

  The enclosed proxy card indicates the number of shares that you own.

  Voting instructions are included on your proxy card. If you properly fill in your proxy card and send it to us or vote via telephone or the Internet in time to vote, one of the individuals named on your proxy card (your "proxy") will vote your shares as you have directed. If you sign the proxy card or vote via telephone or the Internet but do not make specific choices, your proxy will follow the Board's recommendations and vote your shares:

  . "FOR" the election of all 4 nominees for director (as described on page 4).

  If any other matter is presented at the meeting, your proxy will vote in accordance with his or her best judgment. At the time this proxy statement went to press, we knew of no other matters to be acted on at the meeting.

Revoking your proxy

  You may revoke your proxy by:

  . submitting a later dated proxy (including a proxy via telephone or the Internet),

  . notifying our Secretary in writing before the meeting that you have revoked your proxy, or

  .  voting in person at the meeting.

Voting in person

  If you plan to attend the meeting and vote in person, a ballot will be available when you arrive. However, if your shares are held in the name of your broker, bank or other nominee, you must bring an account statement or letter from the nominee indicating that you are the beneficial owner of the shares on March 26, 1999, the record date for voting.

Appointing your own proxy

  If you want to give your proxy to someone other than the individuals named as proxies on the proxy card, you may cross out the names of those individuals and insert the name of the individual you are authorizing to vote. Either you or that authorized individual must present the proxy card at the meeting.

Quorum requirement

  A quorum of stockholders is necessary to hold a valid meeting. The presence in person or by proxy at the meeting of holders of shares representing one-third of the votes of the Common Stock entitled to vote constitutes a quorum. Abstentions and broker "non-votes" are counted as present for establishing a quorum. A broker non-vote occurs on an item when a broker is not permitted to vote on that item absent instruction from the beneficial owner of the shares and no instruction is given.

Vote necessary to elect directors

         Item                               Vote Necessary*
         ----                               ---------------
 Election of directors Directors are elected by a plurality of the votes represented by the shares of Common Stock present at the
                       meeting in person or by proxy. This means that the
                       director nominee with the most affirmative votes for a
                       particular slot is elected for that slot.

--------
* Under New York Stock Exchange rules, if your broker holds your shares in its name, your broker is permitted to vote your shares on this item even if it does not receive voting instructions from you.

                             ELECTION OF DIRECTORS

  Our Board of Directors has nominated 4 directors for election at the annual meeting. Each nominee is currently serving as one of our directors. If you re-elect them, they will hold office for a three-year term expiring at the 2002 annual meeting or until their successors have been elected.

  Your proxy will vote for each of the nominees unless you specifically withhold authority to vote for a particular nominee. If any nominee is unable to serve, your proxy may vote for another nominee proposed by the Board. We do not know of any nominee of the Board who would be unable to serve as a director if elected.

  Stockholders wishing to nominate directors for election may do so by delivering to the Secretary of the Company, no later than 14 days before the annual meeting, a notice stating (a) the name, age, business address and, if known, residence address of each nominee proposed in the notice, (b) the principal occupation or employment of each nominee and (c) the number of shares of Common Stock of the Company beneficially owned by each nominee. No person may be elected as a director unless he or she has been nominated by a stockholder in this manner or by the Board of Directors.

  The Board of Directors recommends the ELECTION of all of the following nominees of the Board of Directors:

Nominees and directors

  Nominees of the Board of Directors for election at the 1999 annual meeting.

Leonard A. Schlesinger                Director since 1996                Age 46

  Dr. Schlesinger has been a member of the faculty of Brown University since 1998 and currently is a Professor of Sociology and Public Policy and the Senior Vice President for Development. He also was Professor of Business Administration at Harvard Business School ("Harvard") from 1988 to 1998 and served as the Senior Associate Dean and Director of External Relations at Harvard from July 1994 until October 1995. Dr. Schlesinger currently is a director of Borders Group, Inc., GC Companies, Inc. and Pegasystems, Inc.

Donald B. Shackelford                Director since 1975                 Age 66

  Mr. Shackelford has been Chairman of the Board of Fifth Third Bank, Central Ohio, a banking business, since 1998. Mr. Shackelford was Chairman of the Board and Chief Executive Officer of State Savings Bank from 1972 to 1998. He was Chairman of the Board and Chief Executive Officer of State Savings Co. for five years ending in 1997. Mr. Shackelford is also a director of Fifth Third Bancorp., Intimate Brands, Inc., a subsidiary of The Limited ("Intimate Brands"), Progressive Corporation and Worthington Foods, Inc.

Martin Trust                          Director since 1978                Age 64

  Mr. Trust has been President and Chief Executive Officer of Mast Industries, Inc., a wholly-owned subsidiary of The Limited, for more than five years. He is also a director of Staples, Inc.

Raymond Zimmerman                  Director since 1984                   Age 65

  Mr. Zimmerman has been Chairman of the Board of Service Merchandise Company, Inc. ("Service Merchandise"), a retail catalogue merchandising business, since 1999, and also held that position from 1997 to 1998. He was Chairman of the Board and Chief Executive Officer of Service Merchandise from 1981 to 1997.

 Directors whose terms continue until the 2000 annual meeting.

E. Gordon Gee                    Director since 1991                     Age 55

  Dr. Gee has been President of Brown University since January 1998. Dr. Gee was President of The Ohio State University from 1990 to 1997. Dr. Gee is also a director of Allmerica Financial, ASARCO, Inc., Glimcher Realty Trust and Intimate Brands.

Claudine B. Malone                  Director since 1982                  Age 62

  Ms. Malone has been President and Chief Executive Officer of Financial & Management Consulting, Inc. since 1984. She is also Chairman of the Federal Reserve Bank of Richmond and a director of Dell Computer Corporation, Hannaford Brothers, Inc., Hasbro, Inc., Houghton Mifflin Co., Lafarge Corporation, Lowe's Companies, Mallinckrodt Group, Inc., Science Applications International Corporation and Union Pacific Resources Corp.

Allan R. Tessler                   Director since 1987                   Age 62

  Mr. Tessler has been Chairman of the Board and Chief Executive Officer of International Financial Group, Inc., a merchant banking concern, for more than five years and Co-Chairman and Chief Executive Officer of Data Broadcasting Corporation ("Data Broadcasting"), a data broadcasting network, since 1992. Mr. Tessler was Chairman of the Board and Chief Executive Officer of Ameriscribe Corporation, a provider of reprographic and related facilities management services, from 1988 through 1993. Mr. Tessler is also the Chairman of the Boards of Directors of Enhance Financial Services Group, Inc. and Jackpot Enterprises, Inc. Mr. Tessler is a director of Allis-Chalmers Corporation and Marketwatch.com.

Abigail S. Wexner                  Director since 1997                   Age 37

  Mrs. Wexner was an attorney with the law firm of Davis Polk & Wardwell from 1987 until 1992, where she specialized in mergers and acquisitions. She is a director of the Children's Defense Fund and is a member of the Governing Committee of The Columbus Foundation and the Board of Trustees of Children's Hospital, Inc. in Columbus, Ohio and was appointed by the President of the United States as a member of the United States Holocaust Memorial Council. Mrs. Wexner is the wife of Leslie H. Wexner.

 Directors whose terms continue until the 2001 annual meeting.

Leslie H. Wexner                   Director since 1963                   Age 61

  Mr. Wexner has been President and Chief Executive Officer since he founded The Limited in 1963, and Chairman of the Board for more than five years. Mr. Wexner has also been the Chairman of the Board and Chief Executive Officer of Intimate Brands since 1995. Mr. Wexner is also a director of Hollinger International, Inc. and Hollinger International Publishing, Inc. Mr. Wexner is the husband of Abigail S. Wexner.

Eugene M. Freedman                  Director since 1995                  Age 67

  Mr. Freedman has been Managing Director of Monitor Clipper Partners, Inc., a private equity firm, since 1997 and a director and chairman of the finance committee of Monitor Company, Inc., an international business strategy and consulting firm, since January 1995. Until October 1994, and for more than five years prior thereto, Mr. Freedman was a partner of Coopers & Lybrand, where he served as Chairman and Chief Executive Officer of Coopers & Lybrand LLP, U.S. ("C & L, U.S.") since October 1991 and as Chairman of Coopers & Lybrand, International ("C & L, Int.") since 1992. During The Limited's 1998 fiscal year, C & L, U.S. and its successor, PricewaterhouseCoopers LLP ("PWC"), served as The Limited's independent public accountants. The amount of compensation paid by The Limited to C & L, U.S. and PWC for such services was less than 1% of The Limited's and C & L, U.S.'s and PWC's consolidated gross revenues for their 1998 fiscal years. Mr. Freedman is also a director of Bernard Technologies, Inc.

Kenneth B. Gilman                  Director since 1990                   Age 52

  Mr. Gilman has been Vice Chairman and Chief Administrative Officer of The Limited since June 1997. He was also Vice Chairman and Chief Financial Officer of The Limited from June 1993 to June 1997. For more than five years prior thereto, Mr. Gilman was Executive Vice President and Chief Financial Officer of The Limited. Mr. Gilman has also been Vice Chairman of the Board of Intimate Brands since 1995.

David T. Kollat                      Director since 1976                 Age 60

  Dr. Kollat has been Chairman of 22, Inc., a management consulting firm, since 1987. He is also a director of Audio Environments, Inc., Cheryl & Co., Inc., Christy Partners, Consolidated Stores Corporation, Cooker Restaurant Corporation, Resource Marketing, Inc., SBC Advertising, Select Comfort, Inc., Starpower Inc. and Wolverine World Wide, Inc.

Information concerning the Board of Directors

  Our Board of Directors held 7 meetings in fiscal year 1998. During fiscal year 1998, all of the directors, except for Mr. Freedman, attended 75% or more of the total number of meetings of the Board and of committees of the Board on which they served.

Committees of the Board of Directors

 Audit Committee.

  The Audit Committee of the Board recommends the firm to be employed as our independent public accountants and reviews the scope of the audit and audit fees. In addition, the Audit Committee consults with the independent auditors about the plan of audit, the resulting audit report and the accompanying management letter. The Audit Committee also confers with the independent auditors about the adequacy of internal accounting controls, as appropriate, outside of the presence of management. The members of the Audit Committee are Ms. Malone (Chair) and Messrs. Shackelford, Tessler and Zimmerman. The Audit Committee held 12 meetings in fiscal year 1998.

 Compensation Committee.

  The Compensation Committee of the Board reviews executive compensation and administers our stock option and performance incentive plans. Its members are Mr. Shackelford (Chair) and Dr. Gee. Members of the

Compensation Committee held 8 meetings in fiscal year 1998 and took action in writing without a meeting on 19 occasions.

 Executive Committee.

  The Executive Committee of the Board may exercise, to the fullest extent permitted by law, all of the powers and authority granted to the Board. The Executive Committee may also declare dividends, authorize the issuance of stock and authorize the seal of The Limited to be affixed to papers that require it. Its members are Messrs. Wexner (Chair) and Shackelford. The Executive Committee took action in writing without a meeting on 2 occasions in fiscal year 1998.

 Finance Committee.

  The Finance Committee of the Board periodically reviews our financial position and financial arrangements with banks and other financial institutions. The Finance Committee also makes recommendations on financial matters that it believes are necessary, advisable or appropriate. Its members are Mses. Malone and Wexner and Messrs. Tessler (Chair), Freedman, Shackelford and Zimmerman. The Finance Committee held 5 meetings in fiscal year 1998.

 Nominating Committee.

  The Nominating Committee of the Board nominates, on behalf of the Board, suitable persons for election as directors of The Limited. Its members are Messrs. Tessler (Chair) and Wexner. Stockholders are permitted to nominate directly directors for election (see "ELECTION OF DIRECTORS" above); therefore, no formal procedures exist for stockholders to make nominee recommendations to the Nominating Committee. The Nominating Committee took action in writing without a meeting on one occasion in fiscal year 1998.

Security ownership of directors and management

  The following table shows certain information about the securities ownership of all directors of The Limited, the executive officers of The Limited named in the Summary Compensation Table below and all directors and executive officers of The Limited as a group.

                                                                   Number of Shares of Intimate    Percent of
                                                          Percent      Brands, Inc. Class A     Intimate Brands,
                            Number of Shares of Common       of     Common Stock Beneficially     Inc. Class A
          Name            Stock Beneficially Owned (a)(b)   Class          Owned (a)(b)           Common Stock
          ----            ------------------------------- -------- ---------------------------- ----------------
Eugene M. Freedman......                 6,430 (f)             *                   0                   **
E. Gordon Gee...........                 3,492 (f)             *               4,209 (k)                *
Kenneth B. Gilman.......               449,302 (c)(e)(f)       *              36,078 (d)(k)             *
V. Ann Hailey...........                34,914 (f)             *                   0                   **
Arnold F. Kanarick......               166,594 (e)(f)          *               1,470                    *
David T. Kollat.........               202,492 (f)             *                   0                   **
Claudine B. Malone......                 4,517 (f)             *                 592                    *
Leonard A. Schlesinger..                 3,492 (f)             *                 500                    *
Donald B. Shackelford...                72,430 (c)(f)          *               7,388 (k)                *
Allan R. Tessler........                22,694 (c)(f)          *                   0                   **
Martin Trust............             2,505,229 (c)(e)(f)       *               8,823 (j)                *
Abigail S. Wexner.......                 1,009 (f)             *                   0                   **
Leslie H. Wexner........            58,625,235 (e)(f)(g)    25.8%            112,218 (k)                *
Raymond Zimmerman.......                 8,692 (f)(h)          *               1,589                    *
All directors and
 executive officers as a
 group..................            62,106,522 (e)(f)(i)    27.2%            172,867 (k)(l)             *

--------
*  Less than 1%.
** Not applicable.
(a) Unless otherwise indicated, each named person has voting and investment power over the listed shares and such voting and investment power is exercised solely by the named person or shared with a spouse.
(b) Reflects ownership as of February 28, 1999.
(c) Includes the following number of shares owned by family members, as to which beneficial ownership is disclaimed: Mr. Gilman, 1,117; Mr. Shackelford, 18,955; Mr. Tessler, 202; and Mr. Trust, 207,890.
(d) Includes 1,000 shares owned by family members, as to which Mr. Gilman disclaims beneficial ownership.
(e) Includes the following number of shares held as of February 28, 1999 in an employee benefit plan, over which the participant has the power to dispose or withdraw shares: Mr. Gilman, 34,270; Mr. Kanarick, 422; Mr. Trust, 29,077; Mr. Wexner, 539,436; and all directors and executive officers as a group, 603,205.
(f) Includes the following number of shares issuable within 60 days upon the exercise of outstanding stock options: Mr. Freedman, 1,271; Dr. Gee, 1,272; Mr. Gilman, 253,981; Ms. Hailey, 26,714; Mr. Kanarick, 127,210; Dr.
    Kollat, 1,272; Ms. Malone, 1,272; Dr. Schlesinger, 1,272; Mr. Shackelford 1,272; Mr. Tessler, 1,272; Mr. Trust, 165,884; Mrs. Wexner, 254; Mr.
    Wexner, 437,610; Mr. Zimmerman, 1,272; and all directors and executive officers as a group, 1,021,828.
(g) Includes 350,000 shares held by Health and Science Interests II, 883,317 shares held by the Wexner Foundation, 81,081 shares held by the Harry, Hannah & David Wexner Trust, 5,000,000 shares held by the Harry, Hannah, David & Sarah Wexner Trust, and 18,750,000 shares held by The Wexner Children's Trust. Mr. Wexner disclaims beneficial ownership of the shares held by Health and Science Interests II and the Wexner Foundation. Mr. Wexner shares investment and voting power with others with respect to shares held by the Wexner Foundation. The 18,750,000 shares held by The Wexner Children's Trust are held subject to the terms of the Contingent Stock Redemption Agreement described under "Certain relationships and related transactions" below.
(h) Includes 1,200 shares which are Mr. Zimmerman's pro rata share of 3,600 shares owned by a corporation of which Mr. Zimmerman is president and a 33% shareholder plus 2,000 shares held by a partnership which is 45% owned by Mr. Zimmerman and 45% owned by his wife.
(i) Includes 1,461,481 shares, as to which beneficial ownership is disclaimed.
(j) Includes 2,941 shares, as to which Mr. Trust disclaims beneficial ownership.
(k) Includes the following number of shares issuable within 60 days upon the exercise of outstanding stock options: Dr. Gee, 2,250; Mr. Gilman, 25,001; Mr. Shackelford, 2,250; Mr. Wexner, 50,000; and all directors and executive officers as a group, 79,501.
(l) Includes 3,941 shares, as to which beneficial ownership is disclaimed.

Certain relationships and related transactions

  On January 26, 1996, The Limited, Leslie H. Wexner, our Chairman, Chief Executive Officer and President, and The Wexner Children's Trust (the "Trust") entered into a Contingent Stock Redemption Agreement, which was amended as of July 19, 1996 (as so amended, the "Agreement"). Because the following description of the material terms of the Agreement is only a summary, it is not necessarily complete and is qualified in its entirety by reference to the Agreement. The Agreement prior to the amendment referred to above was filed with the Securities and Exchange Commission (the "Commission") as an exhibit to The Limited's Schedule 13E-4 filed in connection with The Limited's issuer tender offer which expired on March 6, 1996, and a copy of the Agreement with the amendment referred to above was filed with the Commission as an exhibit to our Annual Report on Form 10-K for the fiscal year ended February 1, 1997. Those exhibits are available for inspection at the Commission.

  A new, wholly-owned subsidiary (the "Subsidiary") of The Limited has guaranteed The Limited's obligations under the Agreement. We capitalized the Subsidiary with $351.6 million (representing the amount required to pay the Redemption Price in the event of an exercise in full of the Redemption Right (each, as defined below)). The Subsidiary will only take action provided by the Agreement. Pursuant to the terms of the Agreement, the Trust deposited 18,750,000 shares (the "Subject Shares") in a custody account with Morgan Guaranty Trust Company of New York. For the purposes of the Agreement, a "Subject Share" includes, in the event of any spinoff or other distribution by The Limited to its stockholders of any business controlled by The Limited, in addition to a share of Common Stock of The Limited, such security (or portion thereof) as the Trust may receive in the spinoff or other distribution in respect of each share of Common Stock.

  Under the terms of the Agreement, the Trust has the right (the "Redemption Right"), through January 30, 2006 (the "Exercise Period"), to require The Limited to redeem the Subject Shares, from time to time, in whole or in part (subject to specified minimum amounts), at a price per share equal to $18.75, subject to certain adjustments (the "Redemption Price"). The Trust will have the right to transfer the Redemption Right, from time to time, in whole or in part, to (i) Mr. Wexner, (ii) any member of Mr. Wexner's immediate family,
(iii) any corporation, partnership, trust or other entity, of which all of the owners or beneficiaries are Mr. Wexner or any member of Mr. Wexner's immediate family or any charitable trust, (iv) any estate or personal representative of Mr. Wexner or any member of Mr. Wexner's immediate family and (v) subject to certain conditions, third parties, in each case, provided that such transferee agrees to be bound by the terms of the Agreement. The Trust has the right to pledge the Redemption Right to a financial institution reasonably satisfactory to The Limited to secure the Trust's obligations relating to borrowed money under any credit or similar agreement. The Trust will be permitted to withdraw Subject Shares from the custody account if the withdrawn shares are replaced by an amount in cash equal to 120% of the market value of the withdrawn shares. The Trust will be permitted to sell all of the withdrawn shares.

  The Limited will have the right (the "Company Redemption Right"), beginning on July 31, 2006 and ending on January 30, 2007, to redeem the Subject Shares, from time to time, in whole or in part (subject to specified minimum amounts), at a price per share equal to $25.07, subject to certain adjustments (also referred to as the "Redemption Price"). The Limited has the right to transfer the Company Redemption Right, from time to time, in whole or in part, to any affiliate. The Company Redemption Right will be reduced on a share-for-share basis for any Subject Shares redeemed by The Limited pursuant to the Redemption Right.

  Subject to the terms of the Agreement, certain adjustments will be made to the number of shares of Common Stock subject to the Redemption Right and the Company Redemption Right or to the Redemption Price, as the case may be, upon the following events: (i) the payment of a dividend in shares, or any subdivision, split or reclassification of shares of Common Stock; (ii) the issuance of shares of Common Stock (or rights, warrants or other securities convertible into or exchangeable or exercisable for shares of Common Stock) to all holders of shares of Common Stock at a price less than its market price;
(iii) the repurchase of shares of Common Stock at a price in excess of its market price; or (iv) any change, reclassification, conversion or other similar transaction involving shares of Common Stock.

  During fiscal year 1998, Leonard A. Schlesinger, a member of the Board of Directors, provided consulting services to The Limited. The fees for such services were approximately $255,950.

                            EXECUTIVE COMPENSATION

Summary compensation table

  The following table (the "Summary Compensation Table") shows the compensation paid by The Limited to each of the named executive officers of The Limited for each of our last three fiscal years.

                                                                             Long-Term
                                       Annual Compensation              Compensation Awards
                                ----------------------------------   --------------------------
                                                          Other                     Securities
                                                          Annual      Restricted    Underlying     All Other
   Name and Principal    Fiscal                          Compen-         Stock       Options        Compen-
      Position (1)        Year  Salary ($) Bonus ($)(2) sation ($)   Awards ($)(4) Awarded (#)   sation ($)(5)
   ------------------    ------ ---------- ------------ ----------   ------------- ------------  -------------
Leslie H. Wexner .......  1998  $1,046,154  $1,519,392       --        $  29,316     203,540 (6)   $154,706
 Chairman of the Board,   1997   1,000,000   1,861,560       --              --    1,628,320 (6)    135,296
 Chief Executive Officer  1996   1,011,538     915,000       --              --      203,540 (6)    151,629
 and President                                                                       100,000 (7)

Kenneth B. Gilman ......  1998     936,923     935,150   $14,955(3)      158,304            --      277,290
 Vice Chairman and        1997     900,000   1,228,630       --        6,220,313     508,850 (6)    195,094
 Chief Administrative     1996     903,846     603,900       --              --       50,855 (6)    187,192
 Officer                                                                              50,000 (7)

Martin Trust............  1998     727,692   1,460,000    85,966(3)      137,899            --      336,771
 President and Chief      1997     700,000     868,980       --        3,900,000     305,310 (6)    216,212
 Executive Officer of     1996     703,846   1,155,700       --          518,809      61,062 (6)    203,807
 Mast Industries, Inc

Arnold F. Kanarick......  1998     573,077     364,021    57,617(3)       93,843            --      196,016
 Executive Vice           1997     546,154     477,800    19,538       2,925,000     254,424 (6)     99,089
 President and Chief      1996     497,308     255,500       --          120,218      30,531 (6)     79,833
 Human Resources Officer                                                              20,000 (7)

V. Ann Hailey...........  1998     517,307     332,367       --        2,791,669     203,540 (6)     14,215
 Executive Vice           1997     204,327     258,825    32,984         990,625      25,443 (6)    276,099
 President and Chief
 Financial Officer

--------
(1) Ms. Hailey joined The Limited on August 11, 1997 as Executive Vice President and Chief Financial Officer; therefore, amounts disclosed for fiscal 1997 are for partial year.

(2) Represents for each fiscal year, the aggregate of the performance-based incentive compensation for the Spring and Fall selling seasons.

(3) Represents for the 1998 fiscal year, reimbursement of taxes on life insurance premiums paid on behalf of executive officers Gilman, Trust and Kanarick.

(4) Represents for each executive officer, the restricted stock awards for the specified fiscal year under The Limited's 1993 Stock Option and Performance Incentive Plan. Information set forth above is based on the closing price of The Limited's Common Stock on the date on which the awards were made.

    On June 1, 1998, 885, 4,779, 4,163, 2,833 and 2,390 restricted shares of The
    Limited's Common Stock were granted to executive officers Wexner, Gilman, Trust, Kanarick and Hailey, respectively. The per share value of the Common Stock on such date was $33.125. These awards were made in connection with the distribution in 1998 of the Abercrombie & Fitch shares to The Limited's stockholders. The vesting of these awards is the same as the vesting of the previously granted restricted stock awards to which these adjustment grants relate.

    On February 2, 1998, 100,000 restricted shares of The Limited's Common Stock were granted to Ms. Hailey. The per share value of The Limited's Common Stock on such date was $27.125. This award is earned subject to established financial performance measures and once earned, vests 10%, 10%, 10%, 15%, 20% and 35% on the first through sixth anniversaries of the grant date, respectively, subject to continued employment with The Limited.

    On February 1, 1998, 7,500 restricted shares of The Limited's Common Stock were granted to Ms. Hailey based on business performance for the fiscal 1997 year. The per share value of the Common Stock on the most recent prior date on which there were sales (January 30, 1998) was $26.50. This award vests 10% on the grant date and 20%, 30% and 40% on the first through third anniversaries of the grant date, respectively, subject to continued employment with The Limited.

    On August 11, 1997, 35,000 restricted shares of The Limited's Common Stock were granted to Ms. Hailey. The per share value of the Common Stock on such date was $22.625. This award is earned subject to established financial performance measures and once earned, vests 100% five years from the date of grant, subject to continued employment with The Limited.

    On May 20, 1997, 300,000, 200,000 and 150,000 restricted shares of The
    Limited's Common Stock were granted to executive officers Gilman, Trust and Kanarick, respectively. The per share value of the Common Stock on such date was $19.50. These awards are earned subject to established financial performance measures and once earned, vest 10%, 10%, 10%, 15%, 20% and 35% on the first through sixth anniversaries of the grant date, respectively, subject, in each case, to the holder's continued employment with The Limited.

    On March 25, 1997, 19,750 restricted shares of The Limited's Common Stock were granted to Mr. Gilman. The per share value of the Common Stock on such date was $18.75. This award vested 100% one year from the date of grant.

    On February 1, 1997, 21,712 and 7,020 restricted shares of The Limited's Common Stock were awarded for fiscal 1996 business performance to executive officers Trust and Kanarick, respectively. The per share value of the Common Stock on such date was $17.125. On August 1, 1996, 7,538 restricted shares of The Limited's Common Stock were awarded for fiscal 1996 business performance to Mr. Trust. The per share value of The Limited's Common Stock on such date was $19.50. These awards vest 10% on the award date and 20%, 30%, and 40% on the first through third anniversaries of the award date, respectively, subject, in each case, to the holder's continued employment with The Limited.

    Dividends will not be paid or accrue with respect to shares of restricted stock until such shares vest.

    As of January 30, 1999, the aggregate restricted stock holdings and the value of such holdings for each of the named executive officers were: Mr. Wexner, 50,885 shares, $1,736,451; Mr. Gilman, 274,779 shares, $9,376,833;
    Mr. Trust, 207,106 shares, $7,067,492; Mr. Kanarick, 167,747 shares,
    $5,724,366; and Ms. Hailey, 144,140 shares, $4,918,778 (based on the
    $34.125 fair market value of a share of The Limited's Common Stock as of Friday, January 29, 1999).

(5) Includes employer matching and supplemental contributions allocated to each executive officer's account under certain of The Limited's qualified and non-qualified defined contribution plans during the year in the amount of $154,706, $261,165, $234,028, $130,233 and $10,300 for executive officers Wexner, Gilman, Trust, Kanarick and Hailey, respectively.

    Includes term life insurance premiums in the amount of $16,125, $96,940 and $62,933 paid on behalf of executive officers Gilman, Trust and Kanarick, respectively.

    Includes one-time cash payment related to the Abercrombie & Fitch spin-off in the amount of $5,803, $2,850 and $3,915 to executive officers Trust, Kanarick and Hailey, respectively.

(6) Denominated in shares of The Limited's Common Stock. Options have been adjusted to reflect the spin-off of Abercrombie & Fitch in May 1998.

(7) Denominated in shares of Intimate Brands' Class A Common Stock.

Long-term incentive plan awards

  The Limited did not grant any awards for the 1998 fiscal year to the named executive officers except for the restricted stock performance awards as disclosed in the Summary Compensation Table.

Stock options

  The following table shows certain information regarding stock options granted to the executive officers named in the Summary Compensation Table during our 1998 fiscal year.

                       Option Grants in Fiscal Year 1998



                                         Individual Grants (1)
                         ------------------------------------------------------- Potential Realizable Value at
                                      Approximate %                              Assumed Annual Rates of Stock
                         Securities  of Total Options                               Price Appreciation for
                         Underlying     Granted to                                      Option Term (2)
                           Options    Associates in   Exercise Price  Expiration ------------------------------
          Name           Granted (#)   Fiscal Year    Per Share ($)      Date        5% ($)        10% ($)
          ----           ----------- ---------------- --------------  ---------- -------------- ---------------
Leslie H. Wexner........   203,540         4.82%        $29.3186 (3)   02/02/08  $    3,025,656 $    8,352,603
Kenneth B. Gilman.......       --           --                --            --              --             --
Martin Trust............       --           --                --            --              --             --
Arnold F. Kanarick......       --           --                --            --              --             --
V. Ann Hailey...........   203,540         4.82%          26.6532      02/02/08       3,568,159      8,895,098

--------
(1) On February 2, 1998, options were granted to Mr. Wexner and Ms. Hailey pursuant to The Limited's 1993 Stock Option and Performance Incentive Plan (1998 Restatement). Such options vest 10%, 10%, 10%, 15%, 20% and 35% on the first through sixth anniversaries of the grant date, respectively, subject, in each case, to the holder's continued employment with The Limited.

    The number of options and the exercise price have been adjusted to reflect the spin-off of Abercrombie & Fitch in May 1998.

(2) The assumed rates of growth were selected by the Commission for illustrative purposes only and are not intended to predict or forecast future stock prices.

(3) The per share exercise price of options granted to Mr. Wexner was set at 110% of the fair market value of the stock on the date of grant.

  The following table shows certain information about stock options exercised by the executive officers named in the Summary Compensation Table during The Limited's 1998 fiscal year and the year-end values of unexercised options held by those executive officers.

                Aggregated Option Exercises in 1998 Fiscal Year
                       and Fiscal Year-End Option Values

                                                        Number of Securities
                                                       Underlying Unexercised         Value of Unexercised
                                                          Options at Fiscal          In-the-Money Options at
                                                            Year-End (#)               Fiscal Year-End ($)
                                                      ---------------------------   ----------------------------
                            Shares
                         Acquired on       Value
          Name           Exercise (#) Realized ($)(1) Exercisable   Unexercisable   Exercisable    Unexercisable
          ----           ------------ --------------- -----------   -------------   -----------    -------------
Leslie H. Wexner........       --             --       391,813 (2)   1,796,242 (2)  $5,631,146 (2) $20,978,692 (2)
                                                        50,000 (3)      50,000 (3)     914,375 (3)     914,375 (3)
Kenneth B. Gilman.......    64,049       $894,186      234,899 (2)     502,490 (2)   3,341,148 (2)   7,639,625 (2)
                                                        12,501 (3)      37,499 (3)     321,901 (3)     965,599 (3)
Martin Trust............       --             --       145,530 (2)     325,665 (2)   2,066,107 (2)   5,012,662 (2)
Arnold F. Kanarick......       --             --       115,761 (2)     255,699 (2)   1,618,824 (2)   3,898,497 (2)
                                                         5,000 (3)      15,000 (3)     128,750 (3)     386,250 (3)
V. Ann Hailey...........       --             --         6,360 (2)     222,623 (2)      75,643 (2)   1,747,774 (2)

--------
(1) Calculated on the basis of the number of shares exercised, multiplied by the excess of the fair market value of a share of Common Stock on the date of exercise over the exercise price of such option.

(2) Denominated in shares of The Limited's Common Stock. Value is calculated on the basis of the number of shares subject to each such option, multiplied by the excess of the fair market value of a share of The Limited's Common Stock on the last trading day prior to fiscal year-end ($34.125) over the exercise price of such option.

    Options have been adjusted to reflect the spin-off of Abercrombie & Fitch in May 1998.

(3) Denominated in shares of Intimate Brands' Class A Common Stock. Value is calculated on the basis of the number of shares subject to each such option, multiplied by the excess of the fair market value of a share of Intimate Brands' Class A Common Stock on the last trading day prior to fiscal year-end ($39.875) over the exercise price of such option.

Compensation of directors

  Associates and officers who are directors receive no additional compensation for their service as directors. We provide the following compensation to our directors who are not associates of The Limited for their services as directors:

    . An annual retainer of $20,000 per year (increased by $4,000 for each committee chair held), plus

    . a fee of $3,500 for each Board meeting attended ($1,000 for a telephonic meeting) and, as committee members, a fee of $1,500 per committee meeting attended ($500 for a telephonic meeting) and

    . a fee of $500 for each action in writing taken by the Board or any committee.

  Under The Limited's 1996 Stock Plan for Non-Associate Directors, each director who is not an associate of The Limited receives (i) annual grants of options to purchase 1,000 shares of The Limited's Common Stock at a price equal to the fair market value of such shares at the date of grant and (ii) 50% of the annual retainer in shares of The Limited's Common Stock.

Employment agreements with certain executive officers

  In 1998 the Company entered into an employment agreement with Ms. Hailey under which she will continue to serve as the Company's Executive Vice President and Chief Financial Officer. The initial term of Ms. Hailey's agreement is six years, with automatic one-year extensions thereafter unless either party gives written notice to the contrary. Ms. Hailey's agreement provides for an initial base salary of $525,000, the grant of options to purchase 200,000 shares of The Limited's Common Stock, rights to receive, based on Company performance and continued employment, 100,000 shares of The Limited's Common Stock, incentive plan participation as determined by the Board, life insurance coverage of $5 million and disability benefits in addition to the benefits available under the Company's disability plans. Ms. Hailey's agreement also provides that, if the Company fails to extend the agreement or terminates Ms. Hailey's employment without cause, or if she terminates her employment for good reason, she will continue to receive her base salary for one year after the termination date. In the event any "parachute" excise tax is imposed on Ms. Hailey, she will be entitled to tax reimbursement payments.

  In 1997 the Company entered into individual employment agreements with Messrs. Gilman, Trust and Kanarick. Under these agreements, Mr. Gilman will continue to serve as the Company's Vice Chairman and Chief Administrative Officer, Mr. Trust will continue to serve as President and Chief Executive Officer of Mast Industries, Inc. and Mr. Kanarick will continue to serve as the Company's Executive Vice President and Chief Human Resources Officer. The initial term of each agreement is six years, with automatic one-year extensions thereafter unless either party gives written notice to the contrary. Mr. Gilman's agreement provides for an initial base salary of $900,000 and the grant of options to purchase 500,000 shares of The Limited's Common Stock and rights to receive, based on Company performance and continued employment, 300,000 shares of The Limited's Common Stock. Mr. Trust's agreement provides for an initial base salary of $700,000 and the grant of options to purchase 300,000 shares of The Limited's Common Stock and rights to receive, based on Company performance and continued employment, 200,000 shares of The Limited's Common Stock. Mr. Kanarick's agreement provides for an initial base salary of $550,000 and the grant of options to purchase 250,000 shares of The Limited's Common Stock and rights to receive, based on Company performance and continued employment, 150,000 shares of The Limited's Common Stock. Each agreement also provides for incentive plan participation as determined by the Board and life insurance coverage of $5 million. Each agreement provides that, if the Company fails to extend the agreement or terminates the executive's employment without cause, or if the executive terminates his employment for good reason, the executive will continue to receive his base salary for one year after the termination date. Each executive's agreement provides for disability benefits in addition to the benefits available under the Company's disability plans. In the event any "parachute" excise tax is imposed on an executive, he will be entitled to tax reimbursement payments.

Section 16(a) beneficial ownership reporting compliance

  The Limited's officers and directors, and persons who own more than ten percent of a registered class of The Limited's equity securities, must file reports of ownership and changes in ownership of The Limited's equity securities with the Commission and the New York Stock Exchange. Copies of those reports must also be furnished to The Limited.

  Based solely on a review of the copies of reports furnished to The Limited and written representations that no other reports were required, we believe that during fiscal 1998 our officers, directors and greater than ten-percent beneficial owners complied with these filing requirements.

                     REPORT OF THE COMPENSATION COMMITTEE

  The Compensation Committee (the "Committee") reviews and approves The Limited's compensation philosophy and policies and the application of such policies to the compensation of Mr. Wexner and other executive officers. We and the Committee have also retained independent compensation consultants to assist in developing, and periodically assessing the effectiveness and reasonableness of, our executive officer compensation program.

Compensation philosophy

  We attempt to apply a consistent philosophy to compensation for all leadership associates, including senior executives. The primary goal of the compensation program has moved toward linking total executive compensation to performance that enhances stockholder value. Accordingly, we have structured total compensation for leadership individuals so that a lower proportion is fixed compensation and a much higher variable proportion is keyed to business and stock performance.

  Our philosophy is based on the following basic principles:

  . To Pay for Outstanding Performance.

    We believe in paying for results. Individuals in leadership roles are compensated based on a combination of total company, business unit and individual performance factors. Total company and business unit performance are evaluated primarily on the degree by which financial targets are met. Individual performance is evaluated based upon several leadership factors, including building brand identity, attainment of specific merchandise and financial objectives, building and developing a strong leadership team, developing an infrastructure to support future business growth and controlling expenses. In addition, a significant portion of total compensation is in the form of equity-based award opportunities to directly tie any increased compensation to increased stockholder value.

  . To Pay Competitively.

    We are committed to providing a total compensation program designed to attract the best senior leaders to the business and to retain the best, consistently highest performers. To achieve this goal, we annually compare our pay practices and overall pay levels with other leading retail and where appropriate, non-retail companies, and set pay guidelines based on this review.

  . To Pay Equitably.

    We believe that it is important to apply generally consistent guidelines for all leadership compensation programs across business units, considering the size, complexity, stage of development and performance of the business, and the performance of each individual executive.

Principal compensation elements

  The principal elements of executive compensation at The Limited are base salary, short-term performance-based cash incentive compensation and long-term equity-based incentive programs. In determining guidelines for each compensation element, we participate in compensation surveys which include approximately 75 national and regional specialty and department store retail businesses, chosen because of their general similarity to The Limited in business and merchandise focus. In addition, we participate in special surveys focusing on specific segments of the business, such as merchandise design and the personal care products business. With the help of our compensation consultants, we analyze executive compensation levels and practices relative to the performance of these competitor companies and, from this information, develop pay guidelines that generally target The Limited's executive pay well above the industry survey median for those executives with exceptional performance. The competitor group that is surveyed is subject to periodic review and is modified from time to time to reflect new businesses, mergers, acquisitions and changes in business focus. The competitor group that we use for this purpose contains approximately 50% of the companies in the S&P Retail Stores Composite Index represented in the Stockholder Return Graph below. Subject to our needs, we generally attempt to design all incentive and equity-based compensation programs to meet the requirements of deductibility under the Internal Revenue Code of 1986, as amended (the "Code").

 Base salary.

  The Committee annually reviews and approves the base salary of each executive officer and business president. In determining salary adjustments, the Committee considers the size and responsibility of the individual's position, the business unit's overall performance, the individual's overall performance and future potential and the base salaries paid by competitors to employees in comparable positions. Individual performance is measured against the following factors: seasonal and annual business goals, brand strategy execution and business growth goals, and the recruitment and development of leadership talent. These factors are considered subjectively in the aggregate, and none of these factors is accorded a formula weight.

  In 1998, the base salaries of Messrs. Wexner, Gilman, Trust and Kanarick increased 4% to 5%, with continued increased emphasis placed on performance-based cash and equity incentive compensation. Ms. Hailey entered into the six year employment agreement described above, with her base salary increasing from $425,000 to $525,000 per year.

 Performance-based cash incentive compensation.

  The Limited has implemented a short-term performance-based cash incentive compensation program for specified key leadership positions that provides for incentive payments for each six-month operating season. These incentive payments are based on the attainment of pre-established objective financial goals.

  For most businesses, the goals under this plan are based on operating income. However, goals also may be based on other objectives or criteria, depending on the business unit and its strategy. We set these goals at the beginning of each six-month season, and base them on an analysis of historical performance and growth expectations for that business, financial results of other comparable businesses both inside and outside The Limited, and progress toward achieving the strategic plan for that business. Annually, we establish target cash incentive compensation opportunities for eligible executives stated as a specific percent of base salary. The amount of performance-based incentive compensation earned by participating executives can range from zero to double their incentive target, based upon the extent to which the pre-established financial goals are achieved.

 Equity-based incentive programs.

  The Committee believes that continued emphasis on equity-based compensation opportunities encourages performance that enhances stockholder value, thereby further linking leadership and shareholder objectives. In 1998, continuing a program that began in 1993, the Committee awarded equity-based incentive compensation under two programs: a stock option program, and a restricted stock program under which shares of stock are earned based on attainment of specified financial performance objectives. The Committee also believes that stock awards, the vesting of which is subject to continued employment, help us to retain key high performing executives.

  Award opportunities for each eligible participant are based on guidelines which include size of the executive's business unit, the individual's responsibility level within that business, competitive practice and the market price of The Limited's Common Stock. In determining the awards for an executive officer, the Committee evaluated competitive practice and the executive officer's performance and importance to the business.

 Stock options.

  In 1998, stock options were awarded to Mr. Wexner and Ms. Hailey in the amounts set forth in the Option Grants in Fiscal Year 1998 table above. The options granted to both Mr. Wexner and Ms. Hailey vest, subject to continued employment, on a graduated basis over a period of six years. The exercise price for Mr. Wexner's options were granted at 10% above the fair market value of the underlying common stock on the date of grant. The exercise price for Ms. Hailey's options is equal to the fair market value of the underlying common stock on the date of grant.

 Performance-based restricted stock.

  In 1998, with the exception of Messrs. Wexner, Gilman, Trust, Kanarick and Ms. Hailey, the Committee continued a program commenced in 1994 under which specific key executives are eligible to receive restricted stock based on the achievement of pre-established financial goals. Through this program, executives can earn from zero to double their targeted number of restricted shares based upon the extent to which financial goals are achieved. In 1998, restricted stock awards were made to Messrs. Wexner, Gilman, Trust, Kanarick, and Ms. Hailey in connection with the distribution in 1998 of the Abercrombie & Fitch shares to The Limited's stockholders. In addition, Ms. Hailey was also granted restricted shares in connection with her employment agreement with The Limited.

CEO compensation

  Mr. Wexner has been Chief Executive Officer and President since founding The Limited in 1963. The Limited conducts the same type of competitive review and analysis to determine base salary and incentive guidelines for Mr. Wexner's position as it does for the other executive positions.

  In 1998, as in prior years, in establishing Mr. Wexner's compensation package the Committee considered competitive practices, the extent to which The Limited achieved operating income and sales objectives, progress regarding brand strategy, and the continued recruitment and development of leadership talent for the business. These factors are considered subjectively in the aggregate and none of these factors is accorded specific weight.

  As described earlier, the Committee and The Limited continue to emphasize variable, performance-based compensation components for all executives, including Mr. Wexner. Accordingly, Mr. Wexner's base salary increased by 5%, from $1,000,000 to $1,050,000, and his annual performance-based cash incentive compensation target increased from 150% to 160% of base salary. In addition, Mr. Wexner was granted options covering 200,000 shares of The Limited's Common Stock (203,540, as adjusted) with an exercise price set at a 10% premium over the fair market value of the price of the stock on the date of grant. In establishing these compensation elements, the Committee favorably viewed Mr. Wexner's significant achievements in recruiting and developing senior leadership, refocusing the company on the core business units, including the successful spin-off of the Abercrombie & Fitch business, improving financial results and shareholder value, and making significant progress on the brand development strategy of the business units.

  In fiscal 1998 The Limited posted net sales of $9.19 billion, an increase of 6% compared to fiscal 1997 net sales, excluding Abercrombie & Fitch sales in both years, with adjusted net income of $342.4 million, which was 15% above comparable adjusted net income for fiscal 1997, and adjusted earnings per share of $1.46 per share, which was an 11% increase over 1997 adjusted earnings per share. These annual results were slightly below targeted performance objectives established by the Committee, and as a result, the annual cash incentive payment earned by Mr. Wexner was slightly below targeted levels.

                                          Compensation Committee

                                          Donald B. Shackelford, Chair
                                          E. Gordon Gee

                           STOCKHOLDER RETURN GRAPH

  The following graph shows the changes, over the past five-year period, in the value of $100 invested in Common Stock of The Limited, the Standard & Poor's 500 Composite Stock Price Index and the Standard & Poor's Retail Stores Composite Index. The plotted points represent the closing price on the last day of the fiscal year indicated.

                 COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*

                  AMONG THE LIMITED, INC., THE S&P 500 INDEX
                      AND THE S&P RETAIL COMPOSITE INDEX

                                            COMPARISON OF FIVE YEAR CUMULATIVE RETURNS*
                                            AMONG THE LIMITED, INC., THE S&P 500 INDEX
                                                AND THE S&P RETAIL COMPOSITE INDEX


                           1/31/94           1/31/95        1/31/96        1/31/97       1/30/98        1/29/99
                           -------           --------       -------        -------       -------        -------
THE LIMITED, INC.            $100              $ 97           $ 98           $102          $162           $216
S&P 500 INDEX                $100              $ 98           $132           $163          $204           $266
S&P RETAIL COMPOSITE         $100              $ 93           $ 99           $115          $172           $273

    * $100 INVESTED IN STOCK OR IN INDEX AT THE CLOSING PRICE ON
      1/31/94 - INCLUDING REINVESTMENT OF DIVIDENDS.

                   SHARE OWNERSHIP OF PRINCIPAL STOCKHOLDERS

  The following table sets forth the names of all persons who, on February 28, 1999, were known by The Limited to be the beneficial owners (as defined in the rules of the Commission) of more than 5% of the shares of Common Stock of The
Limited:

                                         Amount
                                      Beneficially Percent
Name and Address of Beneficial Owner     Owned     of Class
------------------------------------  ------------ --------
Leslie H. Wexner........               58,625,235    25.8%
 Three Limited Parkway
 P.O. Box 16000
 Columbus, Ohio 43216
FMR Corp.(1) ...........               13,343,906     5.9%
 c/o Michele L. Ferrie
 82 Devonshire Street
 Boston, Massachusetts
 02109-3614
Capital Research and                   14,421,900     6.4%
 Management Company(2)..
 333 South Hope Street
 Los Angeles, California
 90071

--------
(1) FMR Corp., Edward C. Johnson 3d, Abigail P. Johnson and certain subsidiaries of FMR Corp. may be deemed to be members of a "group" as such term is defined in the rules promulgated by the Commission. FMR Corp. is the beneficial holder of The Limited's Common Stock as a result of the investment-related activities of certain subsidiaries of FMR Corp. Members of the Edward C. Johnson 3d family and trusts for their benefit are the predominant owners of Class B shares of common stock of FMR Corp., representing approximately 49% of its voting power. Mr. Johnson 3d, the chairman of FMR Corp., owns 12% of the aggregate outstanding voting stock of FMR Corp. and Ms. Johnson, a director of FMR Corp., owns 24.5% of the aggregate outstanding voting stock of FMR Corp.

(2) Capital Research and Management Company, an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, is deemed to be the beneficial owner of 14,421,900 shares of The Limited's Common Stock as a result of acting as investment adviser to various investment companies registered under Section 8 of the Investment Company Act of 1940.

                        INDEPENDENT PUBLIC ACCOUNTANTS

  During The Limited's 1998 fiscal year, PricewaterhouseCoopers LLP served as our independent public accountants and in that capacity rendered an opinion on our consolidated financial statements as of and for the fiscal year ended January 30, 1999. We annually review the selection of our independent public accountants, but we have not yet selected one for the current fiscal year.

  Representatives of PricewaterhouseCoopers LLP are expected to be present at the annual meeting. They will be available to respond to appropriate questions and may make a statement if they so desire.

                                 OTHER MATTERS

  The Board of Directors knows of no other matters to be brought before the annual meeting. However, if other matters should come before the meeting, each of the persons named in the proxy intends to vote in accordance with his judgment on such matters.

                             STOCKHOLDER PROPOSALS

  We may omit from the Proxy Statement and form of proxy relating to the next annual meeting of stockholders any proposals of stockholders which are intended to be presented at that meeting which are not received by the Secretary of The Limited at our principal executive offices on or before December 16, 1999.

                             SOLICITATION EXPENSES

  We will pay the expense of preparing, assembling, printing and mailing the proxy form and the form of material used in solicitation of proxies. Our employees may solicit proxies by telephone, mailgram, facsimile, telegraph, cable and personal interview, in addition to the use of the mails. We have retained Shareholder Communications Corporation, New York, New York, to help us solicit proxies relating to shares held by brokerage houses, custodians, fiduciaries and other nominees for a fee of approximately $20,000, plus expenses. We do not expect to pay any other compensation for the solicitation of proxies.

                                          By Order of the Board of Directors
                                          /s/ Leslie H. Wexner
                                          Leslie H. Wexner
                                          Chairman of the Board

                                   P R O X Y


                           s FOLD AND DETACH HERE s
                               THE LIMITED, INC.
               This Proxy is Solicited by the Board of Directors
                        Annual Meeting of Stockholders
                                 May 17, 1999

The undersigned hereby appoints Leslie H. Wexner and Kenneth B. Gilman, and each of them, proxies, with full power of substitution, to vote for the undersigned all shares of Common Stock of The Limited, Inc. which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders to be held on May 17, 1999 at 9:00 a.m., Eastern Daylight Time, and at any adjournments thereof, upon the matters described in the accompanying Proxy Statement and upon any other business that may properly come before the meeting or any adjournments thereof.

Election of Directors, Nominees:

1. Leonard A. Schlesinger, 2. Donald B. Shackelford, 3. Martin Trust,
4. Raymond Zimmerman

SAID PROXIES ARE DIRECTED TO VOTE AS MARKED ON THE REVERSE SIDE AND IN THEIR DISCRETION UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS THEREOF.
                               (Continued and to be signed on the reverse side)

                                                                            9788

[X]  Please mark your
     votes as in this
     example.



  The Board of Directors recommends a vote "FOR" each of the named nominees. If no specification is indicated, the shares represented by this proxy will be voted as recommended by the Board.

1. Election of                        FOR      WITHHELD
   Directors (see reverse)            [_]        [_]

For, except vote withheld from following nominee(s):

-------------------------------------------------------------------------------

The undersigned acknowledges receipt with this Proxy of a copy of the Notice of Annual Meeting of Stockholders and Proxy Statement dated April 14, 1999.

IMPORTANT: Please date this Proxy and sign exactly as your name or names appear hereon. If stock is held jointly, signature should include both names. Execu-tors, Administrators, Trustees, Guardians and others signing in a representa-tive capacity should indicate full titles.

SIGNATURE(S)              DATE


                           . FOLD AND DETACH HERE .

                               The Limited, Inc.

Dear Stockholder:

The Limited, Inc. encourages you to take advantage of new and convenient ways by which you can vote your shares. You can vote your shares electronically through the Internet or by telephone. This eliminates the need to return your proxy card.

To vote your shares electronically, you must use the control number printed in the box above, just below the perforation. The series of numbers that appear in the box above must be used to access the system.

1. To vote over the Internet:
   . Log on to the Internet and go to the web site http://www.vote-by-net.com.

2. To vote by telephone:
   . On a touch-tone telephone, call 1-800-OK2-VOTE (1-800-652-8683) 24 hours a day, 7 days a week.

Your electronic vote authorizes the named proxies in the same manner as if you marked, signed, dated and returned the proxy card.

If you choose to vote your shares electronically, there is no need to mail back your proxy card.

                 Your vote is important. Thank you for voting.

                                     PROXY

                               THE LIMITED, INC.
               This Proxy is Solicited by the Board of Directors
                         Annual Meeting of Stockholders
                                  May 17, 1999
  The Board of Directors recommends a vote "FOR" each of the named nominees. If no specification is indicated, the shares represented by this proxy will be voted as recommended by the Board.

Election of Directors, Nominees:
Leonard A. Schlesinger, Donald B. Shackelford, Martin Trust, Raymond Zimmerman.

1. Election of Directors
                           FOR       WITHHELD
                           [_]        [_]
For, except vote withheld from following nominee(s):
-------------------------------------------------------------------------------


                (Continued and to be signed on the reverse side)

  The undersigned hereby appoints Leslie H. Wexner and Kenneth B. Gilman, and each of them, proxies, with full power of substitution, to vote for the undersigned all shares of Common Stock of The Limited, Inc. which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders to be held on May 17, 1999 at 9:00 a.m., Eastern Daylight Time, and at any adjournments thereof, upon the matters described in the accompanying Proxy Statement and upon any other business that may properly come before the meeting or any adjournments thereof.

  The undersigned acknowledges receipt with this Proxy of a copy of the Notice of Annual Meeting of Stockholders and Proxy Statement dated April 14, 1999.

                                       SIGNATURE(S) ________________  DATE

                                       IMPORTANT: Please date this Proxy and
                                       sign exactly as your name or names
                                       appear hereon. If stock is held
                                       jointly, signature should include both
                                       names. Executors, Administrators,
                                       Trustees, Guardians and others signing
                                       in a representative capacity should
                                       indicate full titles.